Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4/A of Vanguard Natural Resources, LLC of our report dated March 4, 2015 relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appears in LRR Energy, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas
August 5, 2015